Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146613) and on Form S-3 (No. 333-147717, No. 333-148551 and No. 333-156603) of Andalay Solar, Inc. (formerly Westinghouse Solar, Inc.) of our report dated April 15 2015 relating to the consolidated financial statements of Andalay Solar, Inc. (formerly Westinghouse Solar, Inc.), which appears in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
April 15, 2015